Exhibit 99.1
THE REALREAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2021 RESULTS
Q4 and FY 2021 Gross Merchandise Value Increased Year-Over-Year 45% and 50%, respectively
Q4 and FY 2021 Total Revenue Increased Year-Over-Year 67% and 56%, respectively

SAN FRANCISCO, Feb. 23, 2022 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its fourth quarter and full year ended Dec. 31, 2021. The company reported continued strong top-line growth and significant operating expense leverage. Fourth quarter and full year 2021 gross merchandise value (GMV) increased 45% and 50%, respectively, compared to the same periods in 2020.

“We are pleased to announce solid financial results for fourth quarter 2021, including Adjusted EBITDA loss that improved both sequentially and on a year-over-year basis. The improvements were driven primarily by strong top-line growth and operating expense leverage across all major functions of the business,” said Julie Wainwright, founder and CEO of The RealReal.

Wainwright added, “We continued to expand our use of technology in our operations in 2021. Our proprietary technology innovations have assisted and will continue to assist us in improving unit economics, enabling scaling of our business, and driving higher average selling prices. Despite some processing delays due to short-term operations staffing challenges in late December 2021 and early January 2022 related to COVID-19 cases, supply coming in remains healthy and we anticipate a strong 2022. ”

Robert Julian, CFO of The RealReal, stated, “As we previously committed, we are now providing financial guidance for 2022 as well as a timeline to reach profitability. We project that The RealReal will be Adjusted EBITDA positive for full year 2024, based on continued top-line growth, variable cost productivity, and fixed cost management. At our Investor Day in March, we look forward to providing more details about our path to profitability and some longer-range financial targets, which we are referring to as Vision 2025.”
Fourth Quarter Financial Highlights
•GMV was $437 million, an increase of 45% compared to the same period in 2020
•Total Revenue was $145 million, an increase of 67% compared to the same period in 2020
•Net Loss was $52 million compared to $51 million in the same period in 2020
•Adjusted EBITDA was $(26.9) million or (18.5)% of total revenue compared to (41.2)% of total revenue in the fourth quarter of 2020
•GAAP basic and diluted net loss per share was $(0.56) compared to $(0.57) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.42) compared to $(0.49) in the prior year period
•Top-line-related Metrics
◦Trailing 12-months (TTM) active buyers reached 797,000, an increase of 23% compared to the same period in 2020
◦Orders reached 861,000, an increase of 28% compared to the same period in 2020
◦Average order value (AOV) was $508, an increase of 13% compared to the same period in 2020
◦Higher AOV was driven by a 10% year-over-year increase in units per transaction (UPT) and a 3% increase in average selling price (ASP)
◦GMV from repeat buyers was 84% compared to 82% in the fourth quarter of 2020
Full Year 2021 Financial Highlights
•GMV was $1,482 million, an increase of 50% compared to full year 2020
•Total Revenue was $468 million, an increase of 56% compared to full year 2020
•Net Loss was $236 million compared to $176 million in 2020
•Adjusted EBITDA was $(126.9) million or (27.1)% of total revenue compared to (42.7)% of total revenue for full year 2020

•GAAP basic and diluted net loss per share was $(2.58) compared to $(2.01) in the prior year
•Non-GAAP basic and diluted net loss per share was $(1.88) compared to $(1.71) in the prior year
•At the end of 2021, cash and cash equivalents totaled $418 million

Q1 and Full Year 2022 Guidance
Based on market conditions as of Feb. 23, 2022, we are providing guidance for GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

	Q1 2022	Full Year 2022
GMV	$410 - $425 million	$2,000 - $2,100 million
Total Revenue	$130 - $140 million	$635 - $665 million
Adjusted EBITDA	$(39) - $(35) million	$(100) - $(80) million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including payroll tax expense on employee stock transactions, that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its fourth quarter and full year 2021 results. Investors and analysts can access the call by dialing (866) 996-5385 in the U.S. or (270) 215-9574 internationally. The passcode for the call is 6255296. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 25 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 19 retail locations, including our 16 shoppable stores, customers can sell, meet with our experts and receive free valuations.
Investor Relations Contact:
Caitlin Howe
Vice President, Investor Relations
IR@therealreal.com
Press Contact:
Erin Santy
Head of Communications

pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic, and our financial guidance, timeline to profitability, 2025 vision and long-range financial projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue:
Consignment and service revenue	$99,863	$71,320	$346,848	$247,326
Direct revenue	45,262	15,512	120,844	52,623
Total revenue	145,125	86,832	467,692	299,949
Cost of revenue:
Cost of consignment and service revenue	28,436	19,723	92,788	66,976
Cost of direct revenue	36,062	13,728	101,427	45,406
Total cost of revenue	64,498	33,451	194,215	112,382
Gross profit	80,627	53,381	273,477	187,567
Operating expenses:
Marketing	18,371	17,066	62,749	54,813
Operations and technology	62,923	45,950	235,829	163,808
Selling, general and administrative	43,914	38,715	176,418	140,652
Legal settlement	1,601	—	13,389	1,110
Total operating expenses (1)	126,809	101,731	488,385	360,383
Loss from operations	(46,182)	(48,350)	(214,908)	(172,816)
Interest income	116	168	365	2,518
Interest expense	(6,157)	(2,454)	(21,531)	(5,264)
Other income (expense), net	1	(80)	23	(169)
Loss before provision for income taxes	(52,222)	(50,716)	(236,051)	(175,731)
Provision (benefit) for income taxes	(27)	63	56	101
Net loss attributable to common stockholders	$(52,195)	$(50,779)	$(236,107)	$(175,832)
Net loss per share attributable to common stockholders, basic and diluted	$(0.56)	$(0.57)	$(2.58)	$(2.01)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	92,634,986	88,810,674	91,409,624	87,587,409

(1) Includes stock-based compensation as follows:
Marketing	$633	$527	$2,557	$1,755
Operating and technology	5,606	3,019	21,395	10,241
Selling, general and administrative	6,239	3,865	24,850	12,326
Total	$12,478	$7,411	$48,802	$24,322

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$418,171	$350,846
Short-term investments	—	4,017
Accounts receivable, net	7,767	7,213
Inventory, net	71,015	42,321
Prepaid expenses and other current assets	20,859	17,072
Total current assets	517,812	421,469
Property and equipment, net	89,286	63,454
Operating lease right-of-use assets	145,311	118,136
Other assets	2,535	2,050
Total assets	$754,944	$605,109
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,503	$14,346
Accrued consignor payable	71,042	57,053
Operating lease liabilities, current portion	18,253	14,999
Other accrued and current liabilities	94,188	61,862
Total current liabilities	187,986	148,260
Operating lease liabilities, net of current portion	143,159	115,084
Convertible senior notes, net	348,380	149,188
Other noncurrent liabilities	2,291	1,284
Total liabilities	681,816	413,816
Stockholders’ equity:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of December 31, 2021 and December 31, 2020; 92,960,066 and 89,301,664 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	1	1
Additional paid-in capital	841,255	723,302
Accumulated other comprehensive income	—	11
Accumulated deficit	(768,128)	(532,021)
Total stockholders’ equity	73,128	191,293
Total liabilities and stockholders’ equity	$754,944	$605,109

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(236,107)	$(175,832)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	23,531	18,845
Stock-based compensation expense	48,802	24,322
Reduction of operating lease right-of-use assets	19,439	16,062
Bad debt expense	1,034	903
Accrued interest on convertible notes	950	216
Accretion of debt discounts and issuance costs	13,989	2,399
Loss on retirement of property and equipment	546	280
Other adjustments	10	(86)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,588)	(337)
Inventory, net	(28,694)	(20,405)
Prepaid expenses and other current assets	(4,009)	(3,443)
Other assets	(638)	548
Operating lease liability	(15,285)	(12,752)
Accounts payable	(9,989)	2,800
Accrued consignor payable	13,989	4,233
Other accrued and current liabilities	30,922	7,994
Other noncurrent liabilities	947	(166)
Net cash used in operating activities	(142,151)	(134,419)
Cash flow from investing activities:
Purchases of short-term investments	—	(73,280)
Proceeds from maturities of short-term investments	4,000	278,215
Proceeds from sale of short-term investments	—	—
Capitalized proprietary software development costs	(9,967)	(8,678)
Purchases of property and equipment	(37,470)	(18,253)
Net cash (used in) provided by investing activities	(43,437)	178,004
Cash flow from financing activities:
Proceeds from issuance of 2025 convertible senior notes, net of issuance costs	—	166,278
Purchase of capped calls in conjunction with the issuance of the 2025 convertible senior notes	—	(22,546)
Proceeds from issuance of 2028 convertible senior notes, net of issuance costs	278,234	—
Purchase of capped calls in conjunction with the issuance of the 2028 convertible senior notes	(33,666)	—
Proceeds from exercise of stock options	6,009	8,859
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	2,341	972
Taxes paid related to restricted stock vesting	(5)	(748)
Net cash provided by financing activities	252,913	152,815
Net increase in cash and cash equivalents	67,325	196,400
Cash and cash equivalents
Beginning of period	350,846	154,446
End of period	$418,171	$350,846

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Adjusted EBITDA Reconciliation:
Net loss	$(52,195)	$(50,779)	$(236,107)	$(175,832)
Depreciation and amortization	5,691	5,172	23,531	18,845
Stock-based compensation	12,478	7,411	48,802	24,322
Payroll tax expense on employee stock transactions (1)	201	—	1,168	—
Legal fees reimbursement benefit (2)	(704)	—	(1,204)	—
Legal settlement (3)	1,601	—	13,389	1,110
Restructuring charges (4)	—	—	2,314	514
Interest income	(116)	(168)	(365)	(2,518)
Interest expense	6,157	2,454	21,531	5,264
Other (income) expense, net	(1)	80	(23)	169
Provision (benefit) for income taxes	(27)	63	56	101
Adjusted EBITDA	$(26,915)	$(35,767)	$(126,908)	$(128,025)
(1) We exclude employer payroll tax expense related to employee stock-based transactions because we believe that excluding this item provides meaningful supplemental information regarding our operating results. In particular, this expense is dependent on the price of our common stock at the time of vesting or exercise, which may vary from period to period, and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items. Similar charges were not adjusted in 2020 as they were not material.
(2) During the year ended December 31, 2021, we received insurance reimbursement of $4.3 million related to legal fees for a certain matter, of which $3.1 million have been applied to the current year's legal expenses.
(3) On November 5, 2021, a stipulation of settlement was filed with the federal court to settle the putative shareholder class action filed against us, our officers and directors, and the underwriters for the Company’s initial public offering. The stipulation of settlement is subject to preliminary and final approval by the court. The financial terms of the settlement stipulation provide that the Company will pay $11.0 million within thirty (30) days of the later of preliminary approval of the settlement or plaintiff’s counsel providing payment instructions. Also on November 5, 2021, a stipulation of settlement was filed in the derivative case filed against us as a nominal defendant and our officers and directors as defendants. The stipulation of settlement was finally approved by the court on February 11, 2022. The stipulation of settlement was preliminarily approved on December 8, 2021, and the $0.5 million was paid within 30 days of preliminary approval, or on January 7, 2022.
(4) The restructuring charges for the year ended December 31, 2021 comprise of the costs to transition operations from the Brisbane warehouse to our new Phoenix warehouse. The restructuring charges for the year ended December 31, 2020 consist of COVID-19 related costs including employee severance.

A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(52,195)	$(50,779)	$(236,107)	$(175,832)
Stock-based compensation	12,478	7,411	48,802	24,322
Payroll tax expense on employee stock transactions	201	—	1,168	—
Legal fees reimbursement benefit	(704)	—	(1,204)	—
Legal settlement	1,601	—	13,389	1,110
Restructuring charges	—	—	2,314	514
Provision (benefit) for income taxes	(27)	63	56	101
Non-GAAP net loss attributable to common stockholders	$(38,646)	$(43,305)	$(171,582)	$(149,785)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	92,634,986	88,810,674	91,409,624	87,587,409
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.42)	$(0.49)	$(1.88)	$(1.71)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net cash used in operating activities	$(18,764)	$(38,402)	$(142,151)	$(134,419)
Purchase of property and equipment and capitalized proprietary software development costs	(9,679)	(4,606)	(47,437)	(26,931)
Free Cash Flow	$(28,443)	$(43,008)	$(189,588)	$(161,350)

Key Financial and Operating Metrics:

	December 31, 2019	March 31, 2020	June 30, 2020	September 30 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021
	(In thousands, except AOV and percentages)
GMV	$302,975	$257,606	$182,771	$245,355	$301,219	$327,327	$350,001	$367,925	$437,179
NMV	$219,508	$184,625	$139,797	$189,059	$223,390	$244,162	$256,509	$273,417	$318,265
Consignment and Service Revenue	$81,386	$65,086	$46,768	$64,152	$71,320	$75,082	$82,452	$89,451	$99,863
Direct Revenue	$11,209	$12,942	$10,523	$13,645	$15,512	$23,735	$22,460	$29,387	$45,262
Number of Orders	637	574	438	550	671	690	673	757	861
Take Rate	36.2%	36.2%	36.0%	35.4%	35.7%	34.3%	34.5%	34.9%	35.0%
Active Buyers	582	602	612	617	649	687	730	772	797
AOV	$476	$449	$417	$446	$449	$474	$520	$486	$508
% of GMV from Repeat Buyers	82.9%	84.4%	82.3%	82.9%	82.4%	83.6%	84.5%	84.1%	83.8%